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nVent Electric PLC

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1 Spring 2026 nVent Shareholder Engagement

Forward-Looking Statements

Caution Concerning Forward-Looking Statements

This presentation contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "forecasts," "should," "would," "could," "positioned," "strategy," "future," "are confident," or words, phrases, or terms of similar substance, or the negative thereof, are forward-looking statements. All projections in this presentation are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions, and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these factors are adverse effects on our business operations or financial results, including the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the Electrical Products Group acquisition; competition and pricing pressures in the markets we serve; impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this presentation. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this presentation.

Key Definitions and Notes

Except as otherwise noted, all references represent our results for the period indicated, presented on an adjusted basis. "Organic Sales" refers to GAAP revenue excluding (1) the impact of currency translation and (2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations. Reportable segment income ("segment income") represents operating income of each reportable segment exclusive of intangible amortization, acquisition related expenses, costs of restructuring activities, impairments and other unusual non-operating items. Adjusted operating income represents consolidated operating income exclusive of intangible amortization, acquisition related expenses, costs of restructuring activities, impairments and other unusual non-operating items. Return on sales ("ROS") equals segment income divided by segment net sales or, on a consolidated basis, adjusted operating income divided by total net sales.

Continuing Operations

In July 2024 we announced an agreement to sell the Thermal Management business and this divestiture was completed in January 2025. Accordingly, the Company is reporting the results of that business as discontinued operations. All results referenced throughout this presentation are on a continuing operations basis unless otherwise stated.

2

nVent

3 Transformational year with strong performance 2025 Business Results ▪ Sales of $3.9 billion , up 30% and 13% organically; acquisitions added 16 points; backlog of $2.3 billion ▪ Reported EPS of $2.60 , up 82%; Adjusted EPS of $3.35 , up 35% ▪ Cash flow from operating activities of $649 million ; total Free Cash Flow of $561 million , up 31% - 102% conversion of adjusted net income ▪ 51% annualized Total Shareholder Return - 92 nd percentile of our compensation comparator group - 38 percentage points higher than the S&P 400 Industrials ▪ Launched 86 new products driving ~10 points of sales growth; new product vitality of 27% ▪ Organic sales growth led by Infrastructure, now represents 45% of nVent sales ▪ Data center sales grew >50%, now represents ~$1 billion in sales ▪ Portfolio transformation: acquired EPG and more than replaced earnings from Thermal Management divestiture ▪ Made progress across our sustainability focus areas and received numerous recognitions Full - Year Results Highlights

4 Announcing Our 2025 Sustainability Report Recognition *As of September 2025, including full - and part - time employees, and excluding contingent workers and temporary employees, employees on leave of absence, and our 2025 acquisition Achieved 76 employee satisfaction + recommend score from our 2025 Employee Engagement Survey, three points higher than global benchmark Reached our goal to train 100% of all employees on our Code of Business Conduct and Ethics* Visit nVent.com/about/sustainability for more information on our 2025 sustainability progress Report Highlights Launched 100% of new products in 2025 without single - use plastic packaging Reduced normalized CO 2 e emissions by 24% compared to 2024 through operational efficiency and renewable energy investments Learn more in the report! From Fortune. ©2025 Fortune Media IP Limited. All rights reserved. Used under license.

5 We value investor feedback and will continue to seek it through engagement initiatives *nVent outstanding shares and shareholder ownership are as of the time of fall outreach, which reflects June 30, 2025 data. Shareholder ownership is based on publicly disclosed ownership. Shareholder Engagement ▪ During our 2025 engagement process, members of the Board and management met with shareholders representing 12% of outstanding shares * with Director participation on 100% of calls ▪ Engagement topics included: - AI strategy and use - Board oversight of risk - Board composition and refreshment - Executive compensation - Human capital management - Shareholder engagement - Sustainability

6 2026 Director Nominees (1) Tenure and age are calculated as of March 31, 2026. Tenure is based on full years of completed service. Skilled Board with diverse experiences and backgrounds Our Governance and Social Responsibility Committee reviews each candidate to assess the fit of their qualifications with the needs of the Board and our company Board Nominees Experience/Qualifications/Skills Wozniak Parker Palmer Ostling Leopold Ducker Cameron Burris Aaholm • • • • • • Cybersecurity • • • • • • • • • Sustainability • • • • • • Financial • • • • • • • Human Capital Management • • • • • • Innovation/Digital/Technology • • • • • • • • • International Business & Operations • • • • • • • • • M&A • • • • • • • • Operations/Manufacturing • • • • Relevant Industry • • • • • • • • • Risk Management • • • • Sales & Marketing • • • • • • • • • Senior Leadership • • • • • • • • Strategy Formation • • • • • • Supply Chain/Logistics (1)

7 Good governance sets the foundation for success Governance Practices Board Structure ▪ All non - employee Directors are independent ▪ Independent Lead Director with robust responsibilities ▪ Demonstrated commitment to thoughtful Board refreshment Board Effectiveness ▪ Formal Director orientation and continuing education programs ▪ Annual Board and Committee self - assessments (led by independent third party in 2025) Oversight & Risk ▪ Board and Committee oversight of risk (including sustainability, AI and cybersecurity) ▪ Board oversight of CEO and executive officer succession planning ▪ Annual sustainability reporting Ethics & Accountability ▪ Code of Ethics with annual ethics training ▪ Stock ownership requirements for Officers and Directors Shareholder Engagement ▪ Active shareholder outreach with Director participation

8 2025 Executive Compensation Structure 2025 Target Direct Compensation Mix 10% 13% 77% 23% 19% 58% CEO Other NEOs Base Salary Annual Incentives Long - Term Incentives 90 % at risk 77% at risk Annual Incentive Plan (“MIP”) Long - Term Incentive Plan 30% 30% 25% Revenue Adjusted EPS Free Cash Flow 15% People & Sustainability Scorecard 100% formulaic determination against pre - established metrics tied to our annual operating plan Metrics tied to goals disclosed in Sustainability Report All NEOs paid on Enterprise - wide results to support One - nVent approach 50% 25% 25% – Performance Share Unit payout can range from 0 - 200% of target based on Relative TSR performance compared to S&P 400 Industrials over 3 - year performance period – Use of Relative TSR metric supports growth focus, aligns with shareholder experience, and provides clear line of sight for participants – If absolute TSR is negative, payout is capped at target – 200% payout for PSUs granted in 2023 (90 th percentile TSR) Restricted Stock Units 3 - year ratable vesting Stock Options 3 - year ratable vesting Performance Share Units 3 - year cliff vesting 185% payout for 2025

9 Strong correlation between NEO pay and performance delivered to our shareholders Pay - for - Performance Alignment 2023 Payouts 139% MIP 200% PSU 2024 Payouts 98% MIP 200% PSU 2025 Payouts 185% MIP 200% PSU NVT TSR 75 th Percentile 50 th Percentile 25 th Percentile S&P 400 Industrials TSR 12/31/2023 12/31/2024 12/31/2025 1/1/2023 180% 100% 42% 6% Total Shareholder Return (TSR)

10 Outstanding year of performance & transformation Key Takeaways Strong sales and cash flow with industry - leading total shareholder return Experienced and effective Board of Directors with strong governance practices Significant progress on our sustainability priorities Demonstrated pay - for - performance alignment and shareholder value creation

11 11 Appendix GAAP to Non - GAAP Measurements & Reconciliations

12 Reported to Adjusted 2025 Reconciliation

13 Reported to Adjusted 2024 Reconciliation

14 Organic Sales Growth and Free Cash Flow Reconciliation